UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): June 27, 2014

CHINA BIOLOGIC PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34566	75-2308816
(State or other jurisdiction of	(Commission File No.)	(IRS Employer ID No.)
incorporation or organization)

18th Floor, Jialong International Building
19 Chaoyang Park Road
Chaoyang District, Beijing 100125
People’s Republic of China

(Address of Principal Executive Offices)

86-10-6598-3166

Registrant's telephone number, including area code

____________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 27, 2014, China Biologic Products, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) for itself and as attorney-in-fact for Essence International Investment Limited (the “Selling Stockholder”) with Morgan Stanley & Co. International plc, as manager to the underwriters named in the Underwriting Agreement (collectively, the “Underwriters”), relating to the public offering (the “Offering”) of 1,550,000 shares of the Company’s common stock (“Common Stock”), $0.0001 par value per share (the “Firm Shares”), at a price to the public of $38 per share (the “Offering Price”), less underwriting discounts. Of the 1,550,000 shares, 800,000 are being sold by the Company and 750,000 are being sold by the Selling Stockholder. Under the terms of the Underwriting Agreement, the Company has also granted the Underwriters a 30-day option to purchase up to 120,000 additional shares of Common Stock from the Company and up to 112,500 additional shares of Common Stock from the Selling Stockholder (the 232,500 shares together, the “Additional Shares” and, together with the Firm Shares, the “Shares”) at the Offering Price. The net proceeds to the Company from the sale of the Shares, after deducting the underwriting discounts and other estimated offering expenses payable by the Company, are expected to be approximately $28.8 million assuming no exercise by the Underwriters of their option for the Additional Shares, or $33.2 million if the Underwriters exercise their option for the Additional Shares in full. The Company will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholder. The Offering is expected to close on July 2, 2014, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties, and covenants of the Company and also provides for customary indemnification by each of the Company, the Selling Stockholder and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities. The Offering is being made pursuant to registration statements on Form S-3 (Registration Nos. 333-171069, 333-182624 and 333-196591) previously filed with the Securities and Exchange Commission and a prospectus supplement (as supplemented by two free writing prospectuses) thereunder. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this report and incorporated by reference herein, and the foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 8.01. Other Events.

On June 27, 2014, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of June 27, 2014, by and between China Biologic Products, Inc., Essence International Investment Limited and Morgan Stanley & Co. International plc
99.1	Press Release issued by China Biologic Products, Inc. dated June 27, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2014	CHINA BIOLOGIC PRODUCTS, INC.

	By:	/s/ David (Xiaoying) Gao
David (Xiaoying) Gao Chief Executive Officer